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                                                                    Exhibit 99.1

                            LAMAR ADVERTISING COMPANY

                                LAMAR MEDIA CORP.


                   Certification of Periodic Financial Report

                       Pursuant to 18 U.S.C. Section 1350



         Each of the undersigned officers of Lamar Advertising Company ("Lamar") and Lamar Media Corp. ("Media") certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the combined Annual Report on Form 10-K of Lamar and Media for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in that combined Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lamar and Media.



Dated:  March 25, 2003      By:  /s/ Kevin P. Reilly, Jr.
                                 ------------------------------------------
                                 Kevin P. Reilly, Jr.
                                 Chief Executive Officer, Lamar Advertising
                                 Company
                                 Chief Executive Officer, Lamar Media Corp.


Dated:  March 25, 2003      By:  /s/ Keith A. Istre
                                 ------------------------------------------
                                 Keith A. Istre
                                 Chief Financial Officer, Lamar Advertising
                                 Company
                                 Chief Financial Officer, Lamar Media Corp.


A signed original of this written statement required by Section 906 has been provided to Lamar and Media and will be retained by Lamar and Media and furnished to the Securities and Exchange Commission or its staff upon request.